ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC.
                            (Formerly Boatracs, Inc.)
                      10675 Sorrento Valley Road, Suite 200
                           San Diego, California 92121

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2001

The Annual Meeting of the Shareholders ("Annual Meeting") of Advanced Remote Communication Solutions, Inc., a California corporation ("ARCOMS" or the "Company"), will be held at the corporate office of the Company's subsidiary, Enerdyne Technologies, Inc., 1935 Cordell Court, El Cajon, California 92020 on May 16, 2001, at 10:00 a.m. for the following purposes:

1. To elect five directors of the Company, all of whom shall serve until the 2002 Annual Meeting of Shareholders and until the election and qualification of their successors);

2. To consider and act upon any other matters which may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 19, 2001 as the record date for the determination of the holders of the Company's capital stock entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please sign and date the enclosed Proxy and return it as promptly as possible in the enclosed pre-addressed and postage paid envelope. The prompt return of Proxies will ensure a quorum and save the Company the expense of further solicitation. Any shareholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the Annual Meeting or by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date.

By Order of the Board of Directors,

Michael Silverman
Chairman
San Diego, California
April 9, 2001







                  Advanced Remote Communication Solutions, Inc.
                      10675 Sorrento Valley Road, Suite 200
                           San Diego, California 92121

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON MAY 16, 2001


I.  PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by or on behalf of the Board of Directors ("Board") of Advanced Remote Communication Solutions, Inc., a California corporation (the "Company"), for use at the Company's 2001 Annual Meeting of Shareholders to be held on May 16, 2001 at the corporate office of the Company's subsidiary, Enerdyne Technologies, Inc., 1935 Cordell Court, El Cajon, California 92020 at 10:00 a.m., and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Any shareholder may revoke his or her proxy by delivering written notice of revocation to the Secretary of the Company at its principal office, 10675 Sorrento Valley Road, Suite 200, San Diego, California 92121, by a delivery of proxy bearing a later date, or by attendance at the Annual Meeting and voting in person.

This Proxy Statement and the Annual Report of the Company for the year ended December 31, 2000 will be mailed on or about April 9, 2001, to each shareholder of record as of the close of business on March 19, 2001.

The solicitation of proxies is being made by use of the mails. The cost of preparing, assembling and mailing these proxy materials will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's capital stock of record will be requested to forward proxy soliciting material to the beneficial owners of the shares, and will be reimbursed by the Company for their reasonable out-of pocket expenses incurred in forwarding these materials.

When your proxy is returned properly signed, the shares represented will be voted in accordance with your directions. Where specific choices are not indicated, proxies will be voted in favor of the five persons nominated to be directors in Proposal One. If a proxy indicates that a shareholder or nominee abstains from voting or that shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal, and those shares will not be reflected in the final tally of the votes cast with regard to that proposal, although such shares will be counted as in attendance at the Annual Meeting for purposes of determining a quorum. Additionally, broker non-votes are not counted as votes cast on any matter to which they relate.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the shares of capital stock(1) entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.
------------------------
(1) Capital stock - Capital stock when used in this Proxy refers to 21,090,922 shares of no par value Common Stock and 376 shares of Series B Preferred Stock ("Preferred") which are entitled to vote 1,457,691 shares on an "as converted" basis as set forth in the Company's Articles of Incorporation.




Holders of common stock are entitled to one vote per share and holders of Preferred are entitled to vote shares on an "as converted" basis as set forth in the Company's Articles of Incorporation on matters brought before the Annual Meeting and to cumulate votes for the election of directors. A shareholder may not cumulate votes unless the shareholder has announced at the Annual Meeting the intention to do so before the voting has begun, but if any shareholder makes such an announcement, all shareholders may cumulate votes. Cumulative voting rights entitle a shareholder to give one nominee as many votes as are equal to the number of directors to be elected, multiplied by the number of shares owned by the shareholder, or to distribute his or her votes as the shareholder sees fit among two or more nominees on the same principle, up to the total number of nominees to be elected. The five nominees for director receiving the highest number of votes at the Annual Meeting from the holders of capital stock will be elected.

Directors and officers beneficially own approximately 45% of the outstanding shares of capital stock. The directors and officers have indicated that they intend to vote for each of the nominees for director.

The Company had 21,090,922 shares of common stock outstanding at the close of business on March 19, 2001 and the holders of 376 shares of Preferred are entitled to vote 1,457,691 shares on an "as converted" basis as set forth in the Company's Articles of Incorporation. Holders of record of shares of the capital stock at the close of business on March 19, 2001 will be entitled to notice of and to vote at the Annual Meeting. Holders of Preferred will be entitled to notice of and to vote the number of shares as set forth in the Company's Articles of Incorporation at the Annual Meeting.

II.  Securities Ownership of Certain Beneficial Owners and Management

Set forth below is certain information concerning the ownership of the Company's capital stock as of March 19, 2001 by (i) all persons known to the Company to be beneficial owners of more than 5% of the outstanding capital stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, the persons named have sole voting and investment power with respect to the securities owned by them.

Name and Address       Number of Common Shares            Percent of
of Shareholder(1)        Beneficially Owned           Outstanding Capital Stock
--------------           ------------------           -------------------------


QUALCOMM Incorporated        1,172,265                          5%
5775 Moorehouse Drive
San Diego, CA 92121
Irene Shinsato                2,373,075 (2)                    10

Michael L. Silverman          3,544,837                        15
Jon S. Gilbert                3,258,300 (3)                    14
Giles H. Bateman                 725,158                        3
Mitchell G. Lynn                 166,832(4)                     *
Scott T. Boden                2,373,075 (5)                    10
Mohammed G. Abutaleb             551,125(6)                     2
John Major                             0
Andrew Werth                           0
Dean Kernus                       15,000                        *
Charles J. Drobny, Jr.           267,006(7)                     1
John R. Westgarth (8)                  0
All Directors and
Executive
Officers as a group
(11 persons) (9)              10,901,333                       45%
---------------------

(1) The address for all directors and executive officers is 10675 Sorrento Valley Road, Suite 200,
         San Diego, California 92121.
(2) Includes 244,225 warrants and 663,500 options. All the securities are in trusts for which Ms. Shinsato is a trustee.
(3)      Shares are held in a family trust of which Mr. Gilbert is a trustee.
(4) Includes 20,000 shares held in trust for children for which Mr. Lynn disclaims beneficial ownership. The number also includes 50,000 options issued under a Non-Circumvention Agreement dated January 9, 1996 exercisable at $1.50 per share.
(5) Includes 244,225 warrants and 663,500 options. The shares are held in family trusts for which Mr. Boden is a trustee, excepting for 100,000 warrants which are held in trust for minor children.  Mr. Boden is not a
         trustee of this trust and disclaims beneficial ownership.
(6) Shares were issued in connection with the Company's acquisition of Innovative Communications Technologies, Inc. effective August 1999.
(7) 240,000 of the shares are represented by restricted stock granted under an agreement and the remaining 27,006 shares were issued under the terms of an employment agreement.
(8)      Mr. Westgarth joined the Company in January 2001.
(9) Includes shares issuable upon the exercise of options and warrants within sixty days of March 19, 2001 as follows:
         Mr. Silverman               100,000 shares
         Mr. Bateman                  61,333
         Mr. Lynn                     49,332
         Mr. Abutaleb                 10,000
         Mr. Kernus                   15,000

*     Less than 1%

III. Election Of Directors (Proposal No. 1 on Proxy Card)

The persons named below have been nominated by management for election as directors of the Company to serve until the 2002 Annual Meeting of Shareholders or until their respective successors are duly elected and qualify.

Unless otherwise instructed, the enclosed proxy will be voted for election of the nominees listed below, except that the persons designated as proxies reserve full discretion to cast their votes for another person recommended by management in the unanticipated event that any nominee is unable to or declines to serve. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

Name of Nominee            Age              Position with the Company

Michael L. Silverman       56               Chairman, Director,
                                            President, Chief Executive Officer
Scott T. Boden             39               Director

Mohammed G. Abutaleb       43               Director, President, Innovative
                                            Communications
                                            Technologies, Inc.
John Major                 55               Director

Andrew M. Werth            67               Director

Mr. Silverman formed Boatracs, Inc. in 1990 ("Old Boatracs") and served as its Chairman, Chief Executive Officer, President and a director of that company from its inception until the merger of Old Boatracs with the Company (the "Merger") on January 12, 1995, at which time he assumed the same positions with the Company. Mr. Silverman served the Company as President and Chief Executive Officer from the date of the Merger until October 1997 and again from November 1999 to the present date. He continues to serve as Chairman. Since January 2001, Mr. Silverman has served as a director of S.V.I. Holdings, Inc., a publicly traded retail software company. Mr. Silverman is a Chartered Accountant (South Africa) and received a Master of Business Administration degree from Stanford University.

Mr. Boden was appointed a director in September 1998. Mr. Boden founded Enerdyne Technologies, Inc. ("Enerdyne") in 1984 and was its Chief Executive Officer and Chief Technology Officer until July 1998, when the Company acquir products for Cinematroncis, Inc. Mr. Boden attended San Diego State University. He served as Chief Technology Officer of Enerdyne from July 1998 until he resigned in January 2001.

Mr. Abutaleb joined the Company in September 1999 upon the merger of Innovative Communications Technologies, Inc.("ICTI") and the Company. Mr. Abutaleb co-founded ICTI in 1989. Previously, Mr. Abutaleb was employed by COMSAT Corporation and Fairchild Industries. While working for these companies, he held technical and technical management positions. Mr. Abutaleb received a Master of Science degree in Electrical Engineering from the University of Maryland with an emphasis in communications and semiconductor physics. He was appointed a director of the Company in November 1999.

Mr. Major has been Chief Executive Officer of Novatel Wireless, Inc. since July 2000. Previously he was Chief Executive Officer of Wireless Internet Solutions Group and was President and Chief Executive Officer of Wireless Knowledge, a QUALCOMM and Microsoft joint venture, which he joined in November 1998. Prior to joining Wireless Knowledge, Mr. Major served as Corporate Executive Vice President of QUALCOMM and president of its Wireless Infrastructure Division. Mr. Major held several executive positions at Motorola, including Chief Technology Officer, from 1977 until 1997 when he joined QUALCOMM. He received a Bachelor of Science degree in Mechanical and Aerospace Engineering from the University of Rochester, a Master of Science in Mechanical Engineering from the University of Illinois, a Master of Business Administration degree from Northwestern University, and a Juris Doctorate degree from Loyola University.

Mr. Werth is a partner of Washington Advisory Group, a Washington D.C. consulting company, and is on the Advisory Council of Hughes Network Systems ("HNS"). He also serves as Chairman of the Board of the Global VSAT Forum, an industry association promoting the welfare of the VSAT market. Previously, Mr. Werth was President of Hughes Network Systems International ("HNSI"), a division of HNS responsible for all international operations. Mr. Werth was a founder of Digital Communications Corporation, later acquired by HNS.
He holds a Bachelor of Science and Master of Science degree in Electrical Engineering from Columbia University,

There is no family relationship between any of the Company's directors and officers. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which any person has been elected or nominated as a director or executive officer. All directors and executive officers serve for a term of one year until the next Annual Meeting of Shareholders.

During the year ended December 31, 2000, the Board of Directors held eight meetings where all directors were present except Mr. Major who did not attend three meetings. The Company presently has a Compensation Committee of the Board of Directors consisting of Mitchell Lynn, Chairman, Giles Bateman and Jon Gilbert. The Compensation Committee's primary function is to establish compensation for employees and effect promotions. The Audit Committee of the Board of Directors, consisting of Giles Bateman, Chairman, and John Major, advises the Board as to the selection of the Company's independent accountants, reviews with the independent accountants the accounting principles and practices followed by the Company and the adequacy thereof, approves the Company's annual audit and financial results and any material change thereto and makes recommendations to the Board regarding such matters. The Audit Committee adopted the "ARCOMS Audit Committee Charter" in 2000, a copy of which is attached as Exhibit-99. The Board does not have a standing Nominating Committee. During 2000, the Compensation Committee met three times and the Audit Committee met twice.

Independent Public Accountants

Audit Fees

The aggregate fees billed by the Company's independent accounting firm, Deloitte & Touche LLP ("Deloitte & Touche") for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2000, and for the reviews of the Company's quarterly financial statements included in its Quarterly Reports on Form 10-QSB for the year were $78,900.

Information Technology Services

During the year ended December 31, 2000, the Company did not retain the services of Deloitte & Touche to consult on information technology issues.

All Other Fees

During the year ended December 31, 2000, the Company paid a total of $38,536 in other fees to Deloitte & Touche including the preparation of the Company's tax returns.

The Audit Committee has considered whether the provision of nonaudit services is
compatible  with  maintaining  the  independence  of  the  Company's   principal
accounting firm.

Executive Officers

In addition to those listed above, the following individuals are also executive officers:

Name                       Age       Position with the Company

Charles J. Drobny, Jr.     50        Chief Operating Officer,
                                     Boatracs Division
Dean B. Kernus             42        Chief Financial Officer, Secretary

John R. Westgarth          36        President, Enerdyne Technologies, Inc.

Mr. Drobny joined the Company effective November 1997 as Vice President, Application Development when the Company purchased Boatracs Gulfport ("Gulfport"). In June 2000, he became Chief Operating Officer of the
Boatracs division. Mr. Drobny founded Gulfport in September 1993. Prior to 1993, Mr. Drobny was Vice President and General Manager of Genesis Systems in Bay St. Louis, Mississippi, a manufacturer of marine information systems.

Mr. Kernus joined the Company in February 2000 as Chief Financial Officer. Prior to joining the Company, Mr. Kernus was Vice President of Corporate and Project Accounting for SeaWest WindPower, Inc., and an Audit Manager with McGladrey and Pullen, LLP and with PricewaterhouseCoopers. His experience includes mergers and acquisitions and business development. In public accounting, Mr. Kernus concentrated on high technology and real estate companies. Mr. Kernus holds a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

Mr. Westgarth joined the Company in January 2001 as President of Enerdyne. From 1999 to January 2000, Mr. Westgarth was a marketing and strategy consultant for a number of high-tech technology companies. From 1998 to 1999, he was Vice President of Marketing at Gyyr Inc., a division of Odetics Corporation. From 1995 to 1998, Mr. Westgarth held the position of Vice President of Marketing of CBS Corporation (formerly Westinghouse Electric Corporation). Mr. Westgarth holds a Bachelor of Science degree in Business Administration from California Polytechnic State University and holds both a Master in Business Administration degree and a Master of Arts degree in Asian Studies from Cornell University.

IV. Executive Compensation

Executive Compensation

The following table sets forth for the years indicated certain compensation of the Company's Chairman and the persons occupying the office of Chief Executive Officer and the Company's executive officers of the Company who actually earned or who were paid on a basis of more than $100,000 in salary and bonuses in such years.

SUMMARY COMPENSATION TABLE
                                                               No. of shares
                                  Annual       Other           underlying
 Principal Position      Year     Salary     Compensation      Options
                                                (1)
 Michael L. Silverman    2000    $141,101    $2,625
 Chairman, CEO &         1999     120,242     1,615              200,000
 President  (2)          1998     115,368

 Charles J. Drobny,
 Jr.(3)                  2000    $185,671    $2,626
 Chief Operating
 Officer,                1999     153,997     1,320
 Boatracs                1998     145,934

 Mohammed G. Abutaleb    2000    $120,000    $2,700              100,000
 President, ICTI (4)     1999      50,000                         50,000

 Scott T. Boden          2000    $120,000    $2,733
 Chief Technology        1999     120,000     1,984
 Officer, Enerdyne (5)   1998      60,000

 Dean B. Kernus (6)      2000     $94,811    $2,733               125,000
 Chief Financial Officer

----------------
(1) Other compensation represents the Company match to the 401k plan. The 401k plan commenced in April 1999.

(2) Mr. Silverman has been the President and Chief Executive Officer of the Company since November 1999 and previously from inception until October 1997. His current annual salary is $180,000. He also serves as Chairman of the Board of Directors. The Company entered into an employment agreement with Mr. Silverman effective January 1, 1995. Under the agreement, Mr. Silverman's annual base compensation was $100,000 subject to increases at the Board's discretion. The employment agreement automatically renews for successive one-year periods unless terminated, and is terminable by the Company at any time for good cause as defined in the agreement.

(3) Mr. Drobny became Vice President effective November 1, 1997 when the Company acquired Boatracs Gulfport ("Gulfport"). In connection with the Company's purchase of Gulfport in November 1997, the Company entered into a four-year employment agreement with Mr. Drobny. Under the terms of the employment agreement, Mr. Drobny was paid base compensation of $150,000 for two years commencing November 1, 1997 and $180,000 for the following two years. Mr. Drobny may receive, at his election, up to $30,000 per year in the form of shares of the Company's common stock for the first two years, and up to $60,000 per year in the form of shares of common stock for the second two years. The salary shown for 2000, 1999 and 1998 above includes $30,000 which Mr. Drobny has deferred in salary to purchase Company stock. In June 2000, Mr. Drobny became Chief Operating Officer of the Boatracs division.

(4) Mr. Abutaleb joined the Company as President of ICTI in September 1999 as a consequence of the acquisition of his company, ICTI.

(5) Mr. Boden resigned as an employee of the Company in January 2001. He continues to serve as a director.

(6) Mr. Kernus joined the Company in February 2000.

The following table sets forth the information concerning individual grants of stock options and appreciation rights during the last fiscal year to the Company's Chief Executive Officer and the executive officers of the Company who earned more than $100,000 last year.

OPTION GRANTS IN LAST FISCAL YEAR                           Potential Realizable
(Individual Grants)                                         Value at Assumed
                      Number      Percent of                Annual Rates of
                   of Securities Total Options              Stock Price Appreci-
                    Underlying    Granted to   Exercise     ation for Option (1)
                      Options   Employees in   Price    Expira-     term
Name                 Granted #    Fiscal year ($/Share)  tion    5%         10%
----                 ---------   -----------  ---------  ----    --         ---
Michael Silverman         0
Charles J. Drobny         0
Mohammed G. Abutaleb   100,000       10%    $1.22       2007  $49,666  $115,743
Scott T. Boden            0
Dean B. Kernus          75,000       13%    $2.69       2007  $82,133  $191,404
                        50,000              $1.22       2007  $24,833   $57,872

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

The following table sets forth the information concerning each exercise of stock options during the last fiscal year by the Company's Chief Executive Officer and the executive officers of the Company who earned more than $100,000 last year, and the fiscal year end value of unexercised options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                                               Number Of
                                               Securities          Value Of
                                               Underlying          Unexercised
                        Shares                 Unexercised         In-The-Money
                        Acquired               Options             Options
                        On         Value       At FY-End           At FY-End
                        Exercise  Realized     Exercisable/        Exercisable/
                        --------
Name                                ($)        Unexercisable       Unexercisable
----                                ---       -------------        -------------

Michael L.Silverman       0         0           50,000/150,000          $0/$0
Charles J. Drobny, Jr.    n/a
Mohammed G. Abutaleb      0         0           10,000/140,000          $0/$0
Scott T. Boden            n/a
Dean B. Kernus            0         0           0/125,000               $0/$0

Compensation Committee Interlock and Insider Participation

During fiscal year 2000, Michael Silverman, an officer and director of the Company, attended Compensation Committee meetings concerning executive officer compensation.

Director Compensation

Through May 1998, non-employee directors of the Company received $500 for each Board meeting they attended. Non-employee directors currently receive stock options to purchase common stock of the Company as compensation for Board meetings. Messrs. Bateman, Lynn, Major, Bernard and Gilbert received 25,000 options to purchase common stock of the Company exercisable at $1.94 in May 2000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company and information involving securities transactions of which the Company is aware, the Company believes that during the year ended December 31, 2000, all its executive officers, directors and greater than 10% beneficial shareholders complied with Section 16(a) filing requirements.

                          REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2000.

         The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with Deloitte & Touche LLP their independence from the Company.

         The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of National Association of Securities Dealers.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.


                                 AUDIT COMMITTEE


                                  Giles Bateman
                                   John Major

V.  Certain Transactions

The Company has a number of contractual relationships with QUALCOMM, which owns 1,172,265 shares (5%) of the outstanding common stock.

The Company entered into a License and Distribution Agreement (the "Distribution Agreement") dated June 13, 1990, which grants the Company certain exclusive rights to distribute QUALCOMM's OmniTRACS System for marine applications in the coastal waters of the United States and the Atlantic and Pacific Oceans. This agreement has been amended from time to time. The agreement has an initial term of five years and three five-year extensions. The Company exercised its first two extensions in 1995 and 2000, extending the agreement through 2005.

The Company also entered into a License Agreement with QUALCOMM in March, 1995, which requires QUALCOMM to pay to the Company a per copy royalty for certain interface software developed and owned by the Company as an enhancement to the OmniTRACS System. This agreement terminates upon termination of the Distribution Agreement.

In September 2000, the Company issued 10,085 shares of common stock to Chuck Drobny, the Chief Operating Officer of the Boatracs division, under the terms of an Employment Agreement effective November 1997 and in reliance on Section 4 (2) of the Securities Act of 1933. The shares were valued at an average price of $2.97 each.

VII.  Date for Submission of Shareholder Proposals - For 2002 Annual Meeting

Any proposal relating to a proper subject which a shareholder may intend to present for action at the 2002 Annual Meeting of Shareholders and which such shareholder may wish to have included in the Company's proxy materials for such meeting must, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, be received in proper form by the Company at its principal executive office not later than December 1, 2001. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

VIII. Other Business

Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the Annual Meeting or any adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act, and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

         By Order of the Board of Directors,
         MICHAEL SILVERMAN, Chairman of the Board
         San Diego, California
         April 9, 2001

EXHIBIT-99


                     ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC.

                             AUDIT COMMITTEE CHARTER

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Purpose

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

o Review and approve management's recommendation of the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries. Recommend the independent auditors to the board of directors. The audit committee will also review and approve dismissal of the independent auditors.

o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year, the audit procedures to be utilized, the fee arrangements, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

o Review the quarterly earnings with the company's financial management and external auditors. Review the quarterly earnings press release.

o Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

o Review accounting and financial human resources and succession planning with the company.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.